Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tucows Inc.

We consent to the incorporation by reference in registration statements (No. 333-12279, 333-37545, 333-61181, 333-30342, 333-74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959, 333-260785 and 333-271742) on Form S-8 of our report dated March 15, 2023, except for the schedule of the Condensed Financial Statements of Tucows Inc.,  which is as of April 1, 2024, with respect to the consolidated financial statements, which comprise the consolidated balance sheet of Tucows Inc. as of December 31, 2022, the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the two‑year period ended December 31, 2022, and the related notes, and  the schedule of the Condensed Financial Statements of Tucows Inc. as of December 31, 2022 and for each of the years in the two‑year period ended December 31, 2022 included in this Annual Report on Form 10-K.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

April 1, 2024

Vaughan, Canada